Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2024, (which includes an explanatory paragraph regarding Arrowroot Acquisition Corp.’s ability to continue as a going concern), relating to the consolidated financial statements of Arrowroot Acquisition Corp. as of and for the years ended December 31, 2023 and 2022.

/s/ WithumSmith+Brown, PC

New York, New York

June 21, 2024